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                                                            EXHIBIT 24.1




                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 19, 1997 on our audit of the consolidated financial statements of Questron Technology, Inc. (the "Company") and its subsidiaries, for the year ended December 31, 1996 included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."








                                           MOORE STEPHENS, P.C.
                                           Certified Public Accountants


Cranford, New Jersey
November 21, 1997